Exhibit 99.5

APPLICATION Individual Flexible Premium Variable Deferred Annuity	Symetra Life Insurance Company 777 108th Avenue NE, Suite 1200 Bellevue, WA 98004-5135 Mailing Address: PO Box 3882, Seattle, WA 98124-3882 1-800-796-3872 | TTY/TDD 1-800-833-6388

Product Information

☐ Spinnaker®	Initial Purchase Payment $______________
(Minimum: NQ - $2,000, IRA - $30)

☐ Non-Qualified	☐ Qualified
☐ 1035 Exchange*	☐ IRA for tax year _________________________
☐ Check if Roth IRA
☐ Check if SEP IRA (Only available in Spinnaker)
☐ Check if SIMPLE IRA (Only available in Spinnaker)
☐ Check if Transfer*
☐ Check if Rollover*
* Must complete rollover, transfer, and/or exchange request form.	☐ Other: ________________________________

Owner Information (The maximum issue age is 85.)

________________________________________________________	☐ Male	☐ Female	☐ Trust
Owner’s Name

________________________________	_______________	_______________	_______________
SSN/TIN	Birth Date	Telephone	E-Mail Address

Address	City	State	Zip Code

Joint Owner Information (The maximum issue age is 85.)

________________________________________________________	☐ Male	☐ Female
Joint Owner’s Name (Non-Qualified Only)

________________________________	_______________	_______________	_______________
SSN/TIN	Birth Date	Telephone	E-Mail Address

Address	City	State	Zip Code

Annuitant Information (If different from Owner. The maximum issue age is 85.)

________________________________________________________	☐ Male	☐ Female
Annuitant’s Name – If Different from Owner (Non-Qualified Only)

________________________________	_______________	_______________	_______________
SSN/TIN	Birth Date	Telephone	E-Mail Address

Address	City	State	Zip Code

_______________________________________________________________	☐ Male	☐ Female
Joint Annuitant’s Name – If Different from Joint Owner (Non-Qualified Only)

________________________________	_______________	_______________	_______________
SSN/TIN	Birth Date	Telephone	E-Mail Address

Address	City	State	Zip Code

Beneficiaries (The percentages must total 100% for all primary beneficiaries and 100% for all contingent beneficiaries.)

Primary	Contingent	Percentage	Name	SSN/TIN
☐		___________	_____________________________	_____________________________
☐	☐	___________	_____________________________	_____________________________
☐	☐	___________	_____________________________	_____________________________

For additional beneficiaries, attach a separate signed and dated sheet and check here ☐. Note: A surviving Joint Owner will become the sole Primary Beneficiary upon the death of a Joint Owner.

Date Received (Home Office Use Only)
Spinnaker® is a registered trademark of
Symetra Life Insurance Company.
Symetra® and the Symetra Financial logo are registered
service marks of Symetra Life Insurance Company.

Page 1 of 7	Ed. 4 5/2008

Purchase Payments

Purchase Payments to the Symetra Life Fixed Account will be allocated immediately upon receipt. Purchase Payments to the variable Portfolios may initially be allocated to the Fidelity VIP Money Market Portfolio – Service Class 2 as described in your Contract and then will be allocated according to your investment instructions, unless you have canceled the Contract.

•	For your initial Purchase Payment, indicate your investment instructions on the following page in “Column 1: Initial Purchase Payment”.

•	For subsequent Purchase Payments, indicate your investment instructions on the following page in “Column 2: Subsequent Purchase Payments”.

Scheduled Transfers

☐	I have read the information in the prospectus about the following scheduled transfers and would like to elect:

☐	Dollar Cost Averaging: I elect to transfer $______________ ($50 minimum) from ☐ the Fixed Account and/or ☐ the _____________________________________ Portfolio ☐ monthly or ☐ quarterly to the Portfolios listed on the following page in “Column 3: Scheduled Transfers”. If I have elected transfers from two or more investment options and I have different investment instructions for the transfers, I have attached a separate signed and dated sheet with those instructions and I have checked here ☐. Transfers from the Fixed Account are limited to 1.33% per month (4% per quarter) of the value in the Fixed Account as of the date of the initial transfer. However, if the transfer limit is recalculated annually, the limit is raised to 1.5% per month (4.5% per quarter). If I am electing transfers from the Fixed Account, I elect to have the dollar amount to be transferred ☐ calculated as of the date of the initial transfer or ☐ recalculated annually.

☐	Appreciation or Interest Sweep ($10,000 minimum contract value required): I elect to have ☐ the appreciation of the Fidelity VIP Money Market Portfolio – Service Class 2 (up to 10% of the money market account value each Contract Year) and/or ☐ the interest earned on the Fixed Account (up to 10% of the Fixed Account value each Contract Year) transferred ☐ monthly or ☐ quarterly or ☐ annually to the Portfolios listed on the following page in “Column 3: Scheduled Transfers”. If I have elected transfers from both the Fidelity VIP Money Market Portfolio – Service Class 2 and the Fixed Account and I have different investment instructions for the transfers, I have attached a separate signed and dated sheet with those instructions and I have checked here ☐. Appreciation or Interest Sweep cannot be used to transfer money to the Fixed Account or to the Fidelity VIP Money Market Portfolio – Service Class 2.

☐	Portfolio Rebalancing ($10,000 minimum contract value required): I elect to rebalance the portion of my contract value allocated to the Portfolios ☐ quarterly or ☐ semiannually or ☐ annually according to the percentages listed on the following page in “Column 3: Scheduled Transfers”.

Date Received (Home Office Use Only)

SPINNAKER Investment Instructions

Please indicate your investment instructions below. You can only use whole percentages and the totals in each applicable column must equal 100%.

Column 1: Initial Purchase Payment		Column 2: Subsequent Purchase Payments		Column 3: Scheduled Transfers		Investment Options
	%		%		%	AIM V.I. Capital Appreciation Fund (Series II Shares)
	%		%		%	AIM V.I. Capital Development Fund (Series II Shares)
	%		%		%	AIM V.I. International Growth Fund (Series II Shares)
	%		%		%	AIM V.I. Small Cap Equity Fund (Series II Shares)
	%		%		%	American Century Investments VP Balanced Fund
	%		%		%	American Century Investments VP Inflation Protection Class II Fund
	%		%		%	American Century Investments VP International Fund
	%		%		%	American Century Investments VP Large Company Value Class II Fund
	%		%		%	American Century Investments VP Ultra Class II Fund
	%		%		%	American Century Investments VP Value Fund
	%		%		%	Dreyfus IP – Technology Growth Portfolio – Initial Shares
	%		%		%	The Dreyfus Socially Responsible Growth Fund, Inc. – Initial Shares
	%		%		%	Dreyfus Stock Index Fund, Inc. – Service Shares
	%		%		%	DWS Capital Growth VIP – Class B Shares
	%		%		%	DWS Global Opportunities VIP – Class B Shares
	%		%		%	DWS Global Thematic VIP – Class B Shares
	%		%		%	DWS International VIP – Class A Shares
	%		%		%	Fidelity VIP Contrafund Portfolio – Initial Share Class
	%		%		%	Fidelity VIP Equity-Income Portfolio – Initial Share Class
	%		%		%	Fidelity VIP Freedom Funds 2010 Portfolio Service Class 2
	%		%		%	Fidelity VIP Freedom Funds 2015 Portfolio Service Class 2
	%		%		%	Fidelity VIP Freedom Funds 2020 Portfolio Service Class 2
	%		%		%	Fidelity VIP Freedom Funds 2025 Portfolio Service Class 2
	%		%		%	Fidelity VIP Freedom Funds 2030 Portfolio Service Class 2
	%		%		%	Fidelity VIP Freedom Income Fund Portfolio Service Class 2
	%		%		%	Fidelity VIP Growth & Income Portfolio – Initial Share Class
	%		%		%	Fidelity VIP Mid Cap Portfolio – Service Class 2 Shares
	%		%		%	Fidelity VIP Money Market Portfolio – Service Class 2 Shares
	%		%		%	Fidelity VIP Overseas Portfolio Service Class 2
	%		%		%	Franklin Flex Cap Growth Securities Fund – Class 2
	%		%		%	Franklin Income Securities Fund – Class 2
	%		%		%	Franklin Small Cap Value Securities Fund – Class 2
	%		%		%	Franklin Small-Mid Cap Growth Securities Fund – Class 2
	%		%		%	Franklin Templeton VIP Founding Funds Allocation Fund – Class 2
	%		%		%	Franklin U.S. Government Fund – Class 2
	%		%		%	Ibbotson Aggressive Growth ETF Asset Allocation Portfolio – Class II
	%		%		%	Ibbotson Balanced ETF Asset Allocation Portfolio – Class II
	%		%		%	Ibbotson Conservative ETF Asset Allocation Portfolio – Class II
	%		%		%	Ibbotson Growth ETF Asset Allocation Portfolio – Class II

Date Received (Home Office Use Only)

SPINNAKER Investment Instructions (cont.)

Column 1: Initial Purchase Payment		Column 2: Subsequent Purchase Payments		Column 3: Scheduled Transfers		Investment Options
	%		%		%	Ibbotson Income and Growth ETF Asset Allocation Portfolio – Class II
	%		%		%	JPMorgan Mid Cap Value Portfolio
	%		%		%	Mutual Shares Securities Fund – Class 2
	%		%		%	Neuberger Berman AMT Guardian Portfolio – Class S
	%		%		%	Neuberger Berman AMT Mid Cap Growth Portfolio – Class S
	%		%		%	Neuberger Berman AMT Regency Portfolio – Class S
	%		%		%	PIMCO All Asset Portfolio – Advisor Class Shares
	%		%		%	PIMCO CommodityRealReturn Strategy Portfolio – Administrative Class Shares
	%		%		%	Pioneer Emerging Markets VCT Portfolio – Class II Shares
	%		%		%	Pioneer Equity Income VCT Portfolio – Class II Shares
	%		%		%	Pioneer High Yield VCT Portfolio – Class II Shares
	%		%		%	Pioneer Real Estate VCT Portfolio – Class II Shares
	%		%		%	Pioneer Small Cap Value VCT Portfolio – Class II Shares
	%		%		%	Pioneer Strategic Income VCT Portfolio – Class II Shares
	%		%		%	Summit Balance Index Portfolio
	%		%		%	Summit EAFE International Index Portfolio – Class F
	%		%		%	Summit Lehman Aggregate Bond Index Portfolio
	%		%		%	Summit NASDAQ – 100 Index Portfolio
	%		%		%	Summit Russell 2000 Small Cap Index Portfolio – Class F
	%		%		%	Summit S&P MidCap 400 Index Portfolio – Class F
	%		%		%	Templeton Developing Markets Securities Fund – Class 2
	%		%		%	Templeton Global Income Securities Fund – Class 2
	%		%		%	Templeton Growth Securities Fund – Class 2
Symetra Life Fixed Account
	%		%	NA		1-year initial guaranteed interest period
	%	NA		NA		3-year initial guaranteed interest period ($1,000 minimum)
	%	NA		NA		5-year initial guaranteed interest period ($1,000 minimum)

Date Received (Home Office Use Only)

Optional Riders

☐	Guaranteed Minimum Death Benefit – Annual Reset Rider

This rider is only available with non-qualified annuity, traditional IRA, and Roth IRA contracts and is only available at the time you purchase the Contract. In order to select this rider, the oldest Owner must be under 75 years of age. There is an annual charge for this rider. See the prospectus or the Contract for complete details.

☐	Earnings Enhancement Benefit Rider

This rider is only available with non-qualified annuity contracts and is only available at the time you purchase the Contract. In order to select this rider, the oldest Owner must be under 76 years of age. There is an annual charge for this rider. See the prospectus or the Contract for complete details.

Telephone Transfer Authorization

☐	I/we hereby authorize Symetra to accept and act on telephone instructions from me or any person(s) listed below regarding the transfer of funds between investment options of my variable annuity contract. This authorization will remain in effect until Symetra receives written revocation from me.

Symetra will employ reasonable procedures to confirm that instructions communicated by telephone are genuine. Symetra reserves the right to refuse telephone instructions from any caller when unable to confirm to Symetra’s satisfaction that the caller is authorized to give those instructions.

To transfer by telephone, call Symetra at 1-800-SYMETRA (1-800-796-3872). All telephone transfer calls will be recorded. You or your authorized third party will be required to provide the identification information listed below. Written confirmation of transfer transaction(s) will be mailed to you.

Unless otherwise indicated, this form does not permit anyone else to exercise discretionary authority to effect transactions on your behalf without obtaining your prior authorization.

FULL NAME OF AUTHORIZED THIRD PARTY:

IDENTIFICATION INFORMATION:

                                                                 Owner’s mother’s maiden name                   Joint Owner’s mother’s maiden name

Electronic Delivery

Symetra provides prospectus updates, semiannual reports, and annual reports to consenting Owners electronically. If you would like to receive these documents in electronic format, please complete this section. If the Contract will be owned by joint Owners, both Owners must consent to electronic delivery.

You may incur costs when accessing these documents over the Internet, such as Internet Service Provider fees and charges for on-line time (including any time you may spend downloading the necessary software we have provided).

By choosing to receive e-mail notification when documents are available on the Internet, you accept the responsibility to provide us with a current e-mail address. If your e-mail address changes, please provide us with your new e-mail address as soon as possible. If your e-mail address proves to be invalid, your e-mail enrollment will be cancelled and we will mail you printed copies of the documents.

This consent will be in effect until you revoke it. You may revoke it any time by calling 1-800-SYMETRA (1-800-796-3872). If you consent to electronic delivery, at any time you also may request that we send you a paper copy.

☐	I/we would like to receive prospectus updates and financial reports over the Internet by accessing Symetra’s Web site, www.symetra.com. I/we understand that I/we will receive notice that the documents are available on the Web site by an e-mail message sent to me/us.

Date Received (Home Office Use Only)

Owner Statements and Certification (Please Read and Complete)

1.	Have you received a current prospectus? ☐ Yes ☐ No

2.	Would you like to receive a copy of the Statement of Additional Information (SAI)? ☐ Yes ☐ No

3.	Do you have any existing life insurance policies or annuity contracts with this or any other company? ☐ Yes ☐ No

4.	Will the annuity applied for here replace any annuity or life insurance from this or any other company? ☐ Yes ☐ No

If yes, please provide the company name and policy number.

Company Name __________________________________	Policy Number _______________________

5.	I declare that the statements and answers on this application are full, complete, and true, to the best of my knowledge and belief, and shall form a part of the annuity contract issued hereon. I understand and agree that any fees or taxes specified in the contract will be deducted from my purchase payments or contract value, as applicable.

Under penalties of perjury, I certify that the Social Security Number or Tax Identification Number listed on this application is correct and that I am not subject to backup withholding either because I have not been notified by the IRS that I am subject to backup withholding or the IRS has notified me that I am no longer subject to backup withholding.

I understand that when annuity payments are based on investment performance of the Separate Account, the dollar amounts cannot be predicted or guaranteed. With this in mind, I believe that the Contract is consistent with my financial needs.

Signature of Owner	Date

Signature of Joint Owner (if applicable)	Date

Signed in the City and State of

Agency/Agent Statements

1.	Does the Owner have any existing life insurance policies or annuity contracts with this or any other company?

☐  Yes        ☐  No

2.	Will the annuity applied for here replace any annuity or life insurance from this or any other company? ☐ Yes ☐ No

If yes, I have attached the required state replacement forms, if applicable.

3.	Agency’s explanation of how this Contract will serve the Owner’s needs: _________________________________

_________________________________________________________________________________________________

4.	Mail Contract directly to ☐ Owner ☐ Agent’s Office for delivery to Owner

5.	I hereby certify that the answers to the questions above are true to the best of my knowledge and belief.

Print Agent Name and Agency Name                                                                                                                           Agent Stat #

Signature of Agent(s)                                                              Address

Location/State ID #                                                      Telephone                                                              Date

Date Received (Home Office Use Only)

Fraud Warning

For Residents of Other States: Any person who, with intent to defraud or knowing he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may be guilty of insurance fraud.

Colorado: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

Arkansas, West Virginia: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

District of Columbia: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits, if false information materially related to a claim was provided by the applicant.

Kentucky: Any person who knowingly and with intent to defraud any insurance company or other person files an application of insurance containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

Maine: It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines, and denial of insurance benefits.

Maryland: Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

Multi-State [California, Florida, Georgia, Louisiana, Nevada, Texas and Washington D.C.]: Florida residents only: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

Residents of other states: Any person who knowingly and with intent to defraud any insurance company or other person files an application of insurance containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects the person to civil and criminal penalties.

New Jersey: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

New Mexico: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

Ohio: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

Oklahoma: WARNING: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

Pennsylvania: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Tennessee, Virginia, Washington: It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines, and denial of insurance benefits.

Date Received (Home Office Use Only)